PARK ELECTROCHEMICAL CORP.
                              AND SUBSIDIARIES

                        Quarterly Report on Form 10-Q
                  for the fiscal quarter ended May 28, 1995





Exhibit No.       Name                                              Page

   11             Computation of fully diluted                       13
                     earnings per common share
















































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                                EXHIBIT NO. 11


                          PARK ELECTROCHEMICAL CORP.
                               AND SUBSIDIARIES

            COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
               (Unaudited - in thousands, except per share data)

                                                          13 weeks ended
                                                           May 28, 1995
                                                          --------------

  NET EARNINGS                                               $ 6,024


ADJUSTMENT OF WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING:

  Weighted average number of common shares
   outstanding                                                 5,724

  Additional shares assuming conversion of
   stock options                                                 130
                                                              ---------
  Adjusted weighted average number of common
   shares outstanding during the period                        5,854
                                                             ========
  Earnings per share fully diluted                           $  1.03
                                                             ========



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